As filed with the Securities and Exchange Commission on May 22, 2019

Registration No. 333-202169

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAWSON PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-2229304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8770 W. Bryn Mawr Avenue, Suite 900,

Chicago, Illinois 60631

(773) 304-5050

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Neil Jenkins

Executive Vice President, Secretary and General Counsel

8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631

Telephone: (773) 304-5050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Thomas A. Monson

Jenner & Block LLP

353 N. Clark Street

Chicago, IL 60654

Telephone: (312) 222-9350

Approximate date of commencement of proposed sale to the public: Not applicable. Deregistration of unsold securities.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-202169) of Lawson Products, Inc., a Delaware corporation (the “Registrant”), which was initially filed with the Securities and Exchange Commission on February 19, 2015, was amended on February 24, 2015 and was declared effective on March 12, 2015 (as amended, the “Registration Statement”).

The Registration Statement was filed with respect to the registration, in a primary offering, of $100,000,000 of common stock, preferred stock, warrants, depositary shares, stock purchase contracts and units and principal amount of debt securities as may be issued upon conversion or exchange of any such securities (the “Primary Securities”) and registration, in a secondary offering, by the selling stockholders named in the prospectus from time to time of 2,786,473 shares of common stock, par value $1.00 per share of the Registrant (the “Secondary Shares” and together with the Primary Securities the “Securities”).

Pursuant to the undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the effectiveness of such Registration Statement and to deregister all Securities registered thereunder that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No.1 to Form S-3 and has duly caused this to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on May 22, 2019.

LAWSON PRODUCTS, INC.

By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President and Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1.